Exhibit 1

FOR IMMEDIATE RELEASE

THIRD POINT LLC STATEMENT ON YAHOO! INC’S ANNOUNCEMENT OF EMPLOYEE LAYOFFS

NEW YORK, NEW YORK
April 4, 2012

Yahoo! Inc’s (NASDAQ: YHOO) layoffs announced today represent the Company’s fifth significant headcount reduction in as many years.  While this action was unfortunately necessary and widely expected, Third Point, Yahoo!’s largest outside shareholder, is disappointed that this round of cuts occurred before CEO Scott Thompson has articulated his strategic plan for the Company.

A “comprehensive strategic review” of Yahoo! was originally announced by the Board of Directors on September 7, 2011.  On Mr. Thompson’s first quarterly conference call in January, he stated that he had “some very clear ideas about the specifics of what we’ll do, and we’re already deeply engaged in this”.  As he approaches his 100th day as CEO, shareholders and remaining employees have heard few such specifics.  Many of Yahoo!’s senior-level employees and investors have apparently seen enough and heard too little, and have independently staged an exodus, weighing on the company’s share price.

Shareholders deserve a management team and board who have a vision and strategic plan.  We look forward to hearing from Mr. Thompson and the Legacy Board (including its lame duck members) on what they have in mind.  To the extent they genuinely value thoughtful shareholder input, they are encouraged to visit our website, specifically our outline of a strategic plan at www.valueyahoo.com/solutions.

About Third Point LLC:  Third Point LLC is an SEC-registered investment adviser headquartered in New York, managing $9.0 billion in assets.  Founded in 1995, Third Point follows an event-driven approach to investing globally.

Contact:
Third Point LLC
Elissa Doyle, Managing Director
212.715.4907 or edoyle@thirdpoint.com

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                    Third Point and the other Participants (defined below) have filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and accompanying proxy card in connection with its solicitation of proxies for the election of Mr. Daniel S. Loeb, Mr. Harry J. Wilson, Mr. Michael J. Wolf and Mr. Jeffrey A. Zucker at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”).

                THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THIRD POINT, DANIEL S. LOEB, THIRD POINT OFFSHORE MASTER FUND L.P., THIRD POINT ULTRA MASTER FUND L.P., THIRD POINT PARTNERS L.P., THIRD POINT PARTNERS QUALIFIED L.P., THIRD POINT REINSURANCE COMPANY LTD., LYXOR/THIRD POINT FUND LIMITED, DBX-RISK ARBITRAGE 11 FUND, HARRY J. WILSON, MICHAEL J. WOLF AND JEFFREY A. ZUCKER (COLLECTIVELY, THE “PARTICIPANTS”), FROM THE SHAREHOLDERS OF THE COMPANY, FOR USE AT THE ANNUAL MEETING, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. AT ITS TOLL-FREE NUMBER (800) 322-2855 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM

                IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY THIRD POINT AND THE OTHER PARTICIPANTS WITH THE SEC ON MARCH 21, 2012, WHICH DOCUMENT IS AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE TO SHAREHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC. AT ITS TOLL-FREE NUMBER (800) 322-2855 OR VIA EMAIL AT PROXY@MACKENZIEPARTNERS.COM.